Exhibit 99.1

Five Oaks Investment Corp. Reports Fourth Quarter and Full Year 2016 Financial Results And Announces Second Quarter 2017 Common and Preferred Stock Dividends

Continued Simplification and Streamlining of Business Model

NEW YORK, March 16, 2017 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the fourth quarter and for the year ended December 31, 2016. For the fourth quarter, the Company reported GAAP net income of $10.6 million, or $0.72 per basic and diluted share, a comprehensive loss of $0.6 million, or $0.04 per basic and diluted share, and core earnings (1) of $2.8 million, or $0.19 per basic and diluted share. For the year, the Company reported GAAP net loss of $11.5 million, or $0.79 per basic and diluted share, a comprehensive loss of $20.4 million, or $1.39 per basic and diluted share, and core earnings (1) of $10.9 million, or $0.75 per basic and diluted share. The Company also reported a net book value of $6.00 per share on a basic and diluted basis at December 31, 2016, which reflects, in large part, the increase in the Company's share count resulting from the issuance of stock in connection with the payment of a deficiency dividend in December 2016, as well as the cash portion of this dividend.

The Company also announced that on March 14, 2017, its board of directors declared monthly cash dividend rates for the second quarter of 2017 of $0.05 per share of common stock for the months of April, May and June. Further, in accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), the board of directors has also declared monthly cash dividend rates for the second quarter of 2017 of $0.1823 per share of Series A Preferred Stock.

2016 and Subsequent Events Summary

  Realized a negative economic return on our common stock of 16.0% for the year after accounting for dividends of $2.04. (2)
  On a pro forma basis, after adjusting our net book value per common share at September 30, 2016 for the cash and stock portions of the deficiency dividend paid in December 2016, the remaining change in net book value per share during the fourth quarter was $(0.19) per share on a basic and diluted basis.
  Continued the reduction of Non-Agency RMBS exposure from $121.5 million at December 31, 2015 to $12.8 million at December 31, 2016 (on a non-GAAP combined basis); since year end, we have sold $7.6 million of the remaining exposure, substantially completing our reduction in Non-Agency RMBS exposure.
  Continued to redeploy capital released from selling down our credit exposure into Agency RMBS, which increased from $375.3 million at December 31, 2015 to $790.2 million at December 31, 2016.  In order to minimize the potential impact of interest rate volatility, the increase was composed of purchases of Agency hybrid-ARMS.
  Commencing on August 1, 2016, we ceased to aggregate prime jumbo mortgage loans, and no longer maintain warehousing facilities to fund loan purchases.  The reduction in personnel and related business infrastructure expenses of the prime jumbo business will be substantially complete by March 31, 2017.
  On April 25, 2016, we effected a re-securitization of certain first loss Multi-Family MBS securities backed by Freddie Mac K Certificates with a certificate principal balance of approximately $32.1 million, permitting the repayment of all related repurchase agreement financing.  Additionally, on April 21, 2016, we sold first loss securities from another Freddie Mac K series transaction with a certificate balance of approximately $79.7 million, plus related interest-only securities, permitting the repayment of all related repurchase agreement financing.
  On November 9, 2016, we declared a deficiency dividend of $19,384,684, or $1.3275 per common share, which was paid by the issuance of 2,936,864 common shares at a price of $5.28 per share and the remainder of $3,878,042 in cash.  The deficiency dividend was paid in order to reduce our undistributed taxable income from 2013 and in accordance with REIT rules and regulations in connection with a determination of an inability to offset net gains realized on certain hedging transactions in 2013 against net capital losses realized on the sale of mortgage-backed securities.  We recorded a charge of $1.86 million in the third quarter for interest charges projected to be payable to the IRS in the first quarter of 2017. On March 8, 2017, we paid an amount of $2.01 million to the IRS, and accordingly will record an additional interest charge of $0.15 million in the first quarter.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "The latter part of 2016 was certainly interesting and eventful for both the markets and for Five Oaks. The unanticipated election of Donald Trump was viewed positively for both equity and credit markets, and reflationary for fixed income markets. The 10-year treasury rose from a low of 1.59% to a high of 2.64%, representing a 105 bps low to high range. The 2/10's spread widened from 81 bps to as high as 136 bps. Typically such conditions are negative for levered buyers of fixed rate mortgages and hence mortgage REIT book values, while curve steepening is positive for re-investment opportunities. We believe the Fed will tighten a few times this year which is now reflected in the steepening curve and higher rates across the curve. We also believe the longer term direction of rates is highly dependent on the new administration's success in implementing its reflationary growth plans for the economy. Given the political gridlock we have seen over the last several years we would not be surprised to see implementation of the new administration's economic and fiscal plan take longer than the markets appear to be pricing in.

After adjusting for the stock and cash components of our December 2016 deficiency dividend, our net book value per share was down approximately 3% from $6.19 to $6.00 in the fourth quarter. I believe that our performance in the quarter was solid given market volatility, due in significant part to our methodical and active hedging, focus upon intermediate floating-rate Agency hybrid securities and a tightening in credit spreads. Agency spreads tightened as rates increased and the curve steepened in the hybrid agency sector, while the 30-year Agency sector widened and extended into the sell-off. We continued to opportunistically sell down our legacy Non-Agency positions, which we exited completely in the first quarter of 2017, and also made opportunistic sales of our Multi-Family and new issue Non-Agency subordinate positions in order to further reduce our reliance on repo funding of credit risk assets. We reinvested proceeds into new issue Agency hybrids at yields and spreads we consider attractive as rates increased.

As communicated previously, we intend to continue to focus on a business strategy that is both simpler to understand and more cost efficient. We now intend to focus our balance sheet assets primarily on intermediate Agency hybrid floating rate securities and Freddie Mac K-series Multi-Family exposure while looking also for term funded credit opportunities when they arise. Investing in Agency hybrid securities should allow us to capture yield while seeking to minimize extension risk. Hybrid securities also typically benefit from roll down the curve, which is amplified as the yield curve steepens - as it did particularly in the fourth quarter. Our simplified business strategy and exiting the prime jumbo aggregation business has allowed us to meaningfully bring down our expense base, a process we believe will be substantially completed by the end of the first quarter. We also booked our first meaningful volume of business as backstop guarantee provider for what we believe to be limited rep and warranty risk on prime jumbo residential mortgage loans sold through MAXEX's LNEX Exchange.

Looking back on our full year 2016, I believe we have made great strides in simplifying our business model, improving our funding and liquidity and increasing the portfolio's cash generation capacity. Although we are small, I believe our portfolio rebalancing has enhanced Five Oaks' positioning in the mortgage REIT sector heading into 2017".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of December 31, 2016:

For the year ended December 31, 2016	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	795,655,962	90,738,821	27,870,354	7,807,893	27,534,374	949,607,404
Market Value	790,190,232	91,488,606	12,784,707	7,473,260	27,534,374	929,471,179
Repurchase Agreements	(755,221,000)	(42,277,000)	(7,313,000)	-	-	(804,811,000)
Hedges	7,050,943	1,002,870	-	-	-	8,053,813
Other (5)	5,811,542	(66,141)	191,955	14,293	(2,309,320)	3,642,329
Restricted Cash and Due to Broker	5,586,893	440,686	82,965	-	-	6,110,544
Equity Allocated	53,418,610	50,589,021	5,746,627	7,487,553	25,225,054	142,466,865

Debt/Net Equity (6)	14.14	0.84	1.27	-	-	5.65

For the Year Ended December 31, 2016	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.52%	8.45%	4.38%	17.53%	-	3.78%
Less Cost of Funds	0.71%	1.31%	1.10%	2.30%	-	0.82%
Net Interest Margin (9)	1.81%	7.14%	3.28%	15.23%	-	2.96%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $7,592,802, and the fair value of our investments in Multi-Family MBS is $73,146,566.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3)	Includes mortgage servicing rights.
(4)	Includes cash and cash equivalents.
(5)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Includes income on mortgage servicing rights.
(8)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 3.60%.
(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the years ended December 31, 2016 and December 31, 2015:

Expenses	For the year ended December 31, 2016	For the year ended December 31, 2015

Management Fees	$2,472,353	$2,774,432
G&A Expenses (1)	$2,840,344	$2,556,294
Operating Expenses Reimbursable to Manager	$4,747,275	$4,980,348
Other Operating Expenses	$1,480,341	$2,448,439
Compensation Expense	$197,452	$256,608
Total Expenses	$11,737,765	$13,016,121

Period-End Capital	$142,466,865	$177,494,528

Management Fees	$2,472,353	$2,774,432
G&A, Other Operating Expenses and Reimbursable	$8,022,018	$8,346,300
Compensation Expenses	$197,452	$256,608
Expenses related to Prime Jumbo Loans	$1,045,942	$1,638,781

Management Fees as % of Capital	1.74%	1.56%
G&A, Other, Reimbursable and Compensation as % of Capital	5.77%	4.85%
Expenses related to Prime Jumbo Loans as % of Capital	0.73%	0.92%

(1) Excludes $3,027,507 and $4,104,640 in non-interest expense attributable to the consolidated trusts for the years ended December 31, 2016 and December 31, 2015, respectively.

The increase in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past year is primarily a function of the reduced period-end capital base.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the years ended December 31, 2016 and December 31, 2015:

	Year Ended December 31, 2016			Year Ended December 31, 2015

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings	$10,919,221	$0.75	5.77%	$16,834,532	$1.14	8.87%
GAAP Net Income (Loss)	$(11,511,991)	$(0.79)	(6.08)%	$(3,071,557)	$(0.21)	(1.62)%
Comprehensive Income (Loss)	$(20,384,850)	$(1.39)	(10.77)%	$(10,675,679)	$(0.73)	(5.63)%

Weighted Ave Shares Outstanding		14,641,701			14,721,074
Weighted Average Equity		$189,211,689			$189,709,805

Stockholders' Equity and Book Value Per Share

As of December 31, 2016, our stockholders' equity was $142.5 million and our book value per common share was $6.00 on a basic and fully diluted basis. In connection with the payment of our deficiency dividend on December 27, 2016, we issued 2,936,864 shares of common stock, and accordingly, our book value per common share as of December 31, 2016, is not directly comparable with prior periods.

Dividends

The Company declared a dividend of $0.05 per share of common stock for the months of April, May and June 2017.

Second Quarter 2017 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2017	$0.05	April 17, 2017	April 27, 2017

May 2017	$0.05	May 15, 2017	May 30, 2017

June 2017	$0.05	June 15, 2017	June 29, 2017

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the second quarter of 2017 of $0.1823 per share of Series A Preferred Stock:

Second Quarter 2017 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2017	$0.1823	April 17, 2017	April 27, 2017

May 2017	$0.1823	May 15, 2017	May 30, 2017

June 2017	$0.1823	June 15, 2017	June 27, 2017

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01 Trust; and CSMC 2014-OAK1 Trust. However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2016 and December 31, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings
	Year Ended	Year Ended

	December 31, 2016	December 31, 2015
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(11,511,991)	$(3,071,557)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$7,216,137	$533,832
Unrealized (Gain) Loss on fair value option securities	$4,683,410	$1,041,649
Realized (Gain) Loss on derivative contracts, net	$3,089,001	$12,024,730
Unrealized (Gain) Loss on derivative contracts, net	$(5,495,463)	$(4,909,858)
Realized (Gain) Loss on mortgage loans held-for-sale	$(94,187)	$(1,216,314)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$151,023	$197,179
Unrealized (Gain) Loss on mortgage servicing rights	$827,864	$671,957
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$5,219,530	$(6,097,000)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$(404,720)	$8,153,474
Other income	$(32,276)	$(85,726)
Subtotal	$15,160,319	$10,313,923

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$541,342	$745,492
Additional other-than-temporary credit impairment losses	$183,790	$2,890,939
Net other-than-temporary impairments	$725,132	$3,636,431
Other Adjustments
Recognized compensation expense related to restricted common stock	$35,785	$63,533
Net swap interest expense	$-	$(2,298,718)
Adjustment for consolidated securities/securitization costs	$4,107,787	$6,796,358
Adjustment for one-time charges	$2,402,189	$1,394,562
Core Earnings	$10,919,221	$16,834,532

Weighted average shares outstanding - Basic and Diluted	14,641,701	14,721,074

Core Earnings per weighted average share outstanding - Basic and Diluted	$0.75	$1.14

GAAP to Core Earnings Reconciliation
	Quarter Ended	Quarter Ended
	December 31, 2016	December 31, 2015

Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$ 10,647,288	$ 2,588,186
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$ 3,854,528	$ 2,367,983
Unrealized Gain (Loss) on fair value option securities	$ 1,113,666	$ 415,692
Realized (Gain) Loss on derivative contracts, net	$ (78,876)	$ (285,571)
Unrealized (Gain) Loss on derivative contracts, net	$ (12,667,801)	$ (4,126,957)
Realized (Gain) Loss on mortgage loans held-for-sale	$ 34,988	$ (198,689)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$ 148,138	$ 693,476
Unrealized (Gain) Loss on mortgage servicing rights	$ (415,376)	$ (84,601)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$ (385,309)	$ (452,226)
Unrealized (Gain) Loss on residentail loans held in securitization trusts	$ (324,209)	$ 497,572
Other income	$ (5,465)	$ (25,741)
Subtotal	$ (8,725,716)	$ (1,199,062)
Other-than-temporary impairments
Increase (decrease) in credit reserves	$ -	$ (1,015,716)
Additional other-than-temporary credit impairment losses	$ -	$ -
Net other-than-temporary impairments	$ -	$ (1,015,716)
Other Adjustments
Recognized compensation expense related to restricted common stock	$ 6,771	$ 12,740
Adjustment for consolidated securities/securitization costs	$ 861,559	$ 2,591,161
Adjustment for one-time charges	$ -	$ 1,129,312
Core Earnings	$ 2,789,902	$ 4,106,621
Weighted average shares outstanding - Basic and Diluted	14,760,006	14,719,362
Core Earnings per weighted share outstanding - Basic and Diluted	$ 0.19	$ 0.28

Additional Information

As of December 31, 2016, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of December 31, 2016 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,227,523,075
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,209,181,035)
Net Carrying Value	$18,342,040
Multi-Family MBS PO	$73,146,566
Cash and Other	$1,377,415
Repurchase Agreements	$(42,277,000)
Net Capital in Multi-Family	$50,589,021

As of December 31, 2016, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trust's underlying prime jumbo residential loans together with its liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trust, which requires that changes in valuation in the assets and liabilities of the trust be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of December 31, 2016 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$140,414,950
Residential Securitized Debt Obligations (non-recourse)	$(135,223,045)
Net Carrying Value	$5,191,905
Non-Agency RMBS	$7,592,802
Cash and Other	$274,920
Repurchase Agreements	$(7,313,000)
Net Capital in Non-Agency	$5,746,627

(1) Excludes $1,182,916 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS") and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors, primarily through dividends and secondarily through capital appreciation.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19 th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2016 (1)	December 31, 2015 (1)

ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $876,121,505 and $571,086,035 for December 31, 2016 and December 31, 2015, respectively)	$870,929,601	$571,466,581
Mortgage loans held-for-sale, at fair value (includes pledged loans of $0 and $10,900,402 for December 31, 2016 and December 31, 2015, respectively)	2,849,536	10,900,402
Multi-family loans held in securitization trusts, at fair value	1,222,905,433	1,449,774,383
Residential loans held in securitization trusts, at fair value	141,126,720	411,881,097
Mortgage servicing rights, at fair value	3,440,809	4,268,673
Cash and cash equivalents	27,534,374	26,140,718
Restricted cash	10,355,222	8,174,638
Deferred offering costs	96,489	-
Accrued interest receivable	7,619,717	8,650,986
Dividends receivable	122	26,022
Investment related receivable	3,914,458	1,591,343
Derivative assets, at fair value	8,053,813	2,558,350
FHLB stock	-	2,403,000
Other assets	774,909	530,468

Total assets	$2,299,601,203	$2,498,366,661

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$804,811,000	$509,231,000
Mortgage loans held-for-sale	-	9,504,457
FHLB Advances	-	49,697,000
Multi-family securitized debt obligations	1,204,583,678	1,364,077,012
Residential securitized debt obligations	134,846,348	380,638,423
Accrued interest payable	5,467,916	6,574,699
Dividends payable	39,132	39,132
Deferred income	203,743	-
Due to broker	4,244,678
Fees and expenses payable to Manager	880,000	842,903
Other accounts payable and accrued expenses	2,057,843	267,507

Total liabilities	2,157,134,338	2,320,872,133

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 17,539,258 and 14,656,394 shares issued and outstanding, at December 31, 2016 and December 31, 2015, respectively	175,348	146,409

Additional paid-in capital	204,264,868	189,037,702
Accumulated other comprehensive income (loss)	(9,268,630)	(395,771)
Cumulative distributions to stockholders	(89,224,194)	(55,803,240)
Accumulated earnings (deficit)	(637,499)	7,352,456

Total stockholders' equity	142,466,865	177,494,528

Total liabilities and stockholders' equity	$2,299,601,203	$2,498,366,661

(1)

Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of December 31, 2016 and December 31, 2015, assets of consolidated VIEs totaled $1,369,120,941 and $1,868,482,556, respectively, and the liabilities of consolidated VIEs totaled $1,344,404,080 and $1,750,916,265, respectively

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues:
Interest income:
Available-for-sale securities	$6,695,064	$5,277,652	$23,475,765	$24,298,156
Mortgage loans held-for-sale	19,787	307,340	430,986	2,097,702
Multi-family loans held in securitization trusts	13,990,128	16,337,053	58,587,780	68,016,595
Residential loans held in securitization trusts	1,441,848	4,413,158	10,585,191	19,986,204
Cash and cash equivalents	15,585	2,965	41,994	16,351
Interest expense:
Repurchase agreements - available-for-sale securities	(1,837,487)	(1,474,314)	(6,237,777)	(6,467,312)
Repurchase agreements - mortgage loans held-for-sale	(10,074)	(194,608)	(237,807)	(1,323,892)
Multi-family securitized debt obligations	(13,272,929)	(14,870,563)	(54,940,386)	(62,157,176)
Residential securitized debt obligations	(1,138,928)	(3,261,956)	(8,117,402)	(13,156,912)

Net interest income	5,902,994	6,536,727	23,588,344	31,309,716

Other-than-temporary impairments
(Increase) decrease in credit reserves	-	1,015,716	(541,342)	(745,492)
Additional other-than-temporary credit impairment losses	-	-	(183,790)	(2,890,939)

Total impairment losses recognized in earnings	-	1,015,716	(725,132)	(3,636,431)

Other income:
Realized gain (loss) on sale of investments, net	(3,854,528)	(2,367,983)	(7,216,137)	(533,832)
Change in unrealized gain (loss) on fair value option securities	(1,113,666)	(415,691)	(4,683,410)	(1,041,649)
Realized gain (loss) on derivative contracts, net	78,876	285,571	(3,089,001)	(12,024,730)
Change in unrealized gain (loss) on derivative contracts, net	12,667,801	4,126,957	5,495,463	4,909,858
Realized gain (loss) on mortgage loans held-for-sale	(34,988)	198,689	94,187	1,216,314
Change in unrealized gain (loss) on mortgage loans held-for-sale	(148,138)	(693,476)	(151,023)	(197,179)
Change in unrealized gain (loss) on mortgage servicing rights	415,376	84,601	(827,864)	(671,957)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	385,309	452,226	(5,219,530)	6,097,000
Change in unrealized gain (loss) on residential loans held in securitization trusts	324,209	(497,572)	404,720	(8,153,474)
Other interest expense	-	-	(1,860,000)	-
Servicing income	206,413	90,378	932,424	211,878
Other income	5,465	25,741	32,276	85,726

Total other income (loss)	8,932,129	1,289,441	(16,087,895)	(10,102,045)

Expenses:
Management fee	598,867	654,861	2,472,353	2,774,432
General and administrative expenses	1,384,787	1,840,429	5,867,851	6,660,934
Operating expenses reimbursable to Manager	1,173,830	1,535,434	4,747,275	4,980,348
Other operating expenses	87,038	1,263,275	1,480,341	2,448,439
Compensation expense	53,021	69,406	197,452	256,608

Total expenses	3,297,543	5,363,405	14,765,272	17,120,761

Net income (loss)	11,537,580	3,478,479	(7,989,955)	450,479

Dividends to preferred stockholders	(890,292)	(890,292)	(3,522,036)	(3,522,036)

Net income (loss) attributable to common stockholders	$10,647,288	$2,588,187	$(11,511,991)	$(3,071,557)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$10,647,288	$2,588,187	$(11,511,991)	$(3,071,557)
Weighted average number of shares of common stock outstanding	14,762,006	14,719,362	14,641,701	14,721,074
Basic and diluted income (loss) per share	$0.72	$0.18	$(0.79)	$(0.21)
Dividends declared per share of common stock	$1.49	$0.30	$2.04	$1.35

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 257 5073